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                                                                   Exhibit 3-141
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                        STATE [o]
                                  AND TAXATION

                              APPROVED FOR RECORD
                              7/30/86 at 1:10 .m.,

                   HAMMONDS LANE MERIDIAN LIMITED PARTNERSHIP

                         LIMITED PARTNERSHIP AGREEMENT
                                AND CERTIFICATE

   LIMITED PARTNERSHIP AGREEMENT AND CERTIFICATE dated as of July 30, 1986 by and among MERIDIAN NURSING CENTERS, INC., a Maryland corporation ("MNC"), as a General Partner, and MERIDIAN, INC., a Maryland corporation ("Meridian"), as [o] Limited Partner.

                             Preliminary Statement

   Whereas, the parties hereto desire to form Hammonds Lane Meridian Limited Partnership (the "Partnership") as a limited partnership under the laws of the State of Maryland, the purpose of this Limited Partnership Agreement and Certificate (this "Agreement") is to set out the rights, obligations and duties of the General Partner and the Limited Partner.

   NOW, THEREFORE, it is hereby agreed that the Agreement and Certificate of Limited Partnership of Catonsville Meridian Limited Partnership shall be as follows:

                                   ARTICLE I
                                   ---------

                  Formation, Name, Resident Agent and Purpose
                  -------------------------------------------

   Section 1.1 Formation

   The parties hereto hereby agree to form a limited partnership known as Hammonds Lane Meridian Limited Partnership as a Maryland limited partnership pursuant to the provisions of the Maryland Revised Uniform Limited Partnership Act as embodied in Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

   Section 1.2 Name, Office, and Resident Agent

   The Partnership shall conduct business under the name and style of HAMMONDS LANE MERIDIAN LIMITED PARTNERSHIP. The principal office of the Partnership shall be 21 West Road, Towson, Maryland 21204. The Partnership shall have such other or additional offices as may, from time to time, be determined necessary by the General Partner. The name and address of the resident agent of the Partnership is Meridian Nursing Centers, Inc., 21 West Road, Towson, Maryland 21204.

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   Section 1.3 Purpose

   The purposes of the Partnership are (i) to own and lease a nursing center at Hammonds Lane, Anne Arundel County, Maryland (the "Project"), and (ii) to do and perform all acts necessary, incidental, or convenient to carry out the Partnership's business purpose.

   Section 1.4 Term and Dissolution

   A. The Partnership shall continue in full force and effect until December 30, 2036, except that the Partnership shall be dissolved and wound up prior to that date upon the happening of (a) the sale or other disposition of all or substantially all the assets of the Partnership and the collection in full of the sales price of the assets, (b) the death or withdrawal from the Partnership of the General Partner, or (c) the election to dissolve the Partnership made in writing by the General Partner with the Consent of the Limited Partners. Whenever the Consent of the Limited Partners is required, such Consent will exist upon the concurrence of Limited Partners whose respective Percentage Interests comprise a majority in the aggregate of the total Percentage Interests of all Limited Partners in the Partnership.


   B. Upon dissolution of the Partnership, the General Partner (or the trustee, receiver, successor, or legal representative of a General Partner if such General Partner is unable or unwilling to do so) shall, unless the Partnership is continued pursuant to Article IV, liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with
Section 6.3. Notwithstanding the foregoing, in the event the General Partner or its representative shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners, the General Partner or its representative may, in order to avoid such loss, either (i) defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership debts and obligations, or (ii) distribute the assets to the Partners in kind; provided, however, that the proceeds of any sale or other disposition of Partnership assets shall be distributed in the fiscal year of the Partnership in which the proceeds are collected by the Partnership.

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                                   ARTICLE II
                                   ----------

                              Partners and Capital
                              --------------------

   Section 2.1 Partners and Capital

   A. The persons whose names are set forth in Section 2.1.B are hereby admitted as Partners of the Partnership. Meridian shall contribute to the Partnership as its capital contribution as a Limited Partner all of Meridian's right, title and interest in and to the Project. The Partners agree, subject to the completion of an appraisal, that the value of the Project upon contribution to the Partnership by Meridian is $3,291,202 (the "Gross Asset Value of the Project"). MNC shall contribute to the Partnership as its capital contribution as a General Partner cash in an amount equal to 1.0101% of the Gross Asset Value of the Project.

   B. The names, addresses, Percentage Interests, and type of interests (i.e. whether General or Limited) of the Partners are as follows:

                                     Percentage and
                                      Type Interest
                                      -------------

Meridian Nursing                         1% General
Centers, Inc.
21 West Road
Towson, Maryland
21204

Meridian, Inc.                          99% Limited
21 West Road
Towson, Maryland
21204
                                        100%
                                        ----


   C. The General Partner shall have the right to admit any person or persons as additional Limited Partners as the General Partner, in its sole discretion, deems appropriate.

   Section 2.2 No Interest on Capital Contribution

   No interest shall be paid on any capital contribution to the Partnership. Any Partner may, however, loan to the Partnership such additional funds as may be agreed upon by the General Partner, with interest and on such terms as the General Partner may determine. The amount of any such loan shall not increase the Partner's Capital Account or affect in any way his share in the profits, losses, or distributions of the Partnership.

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   Section 2.3 Withdrawal of Capital

   No partner shall have the right to withdraw from the Partnership all or any part of his capital contribution until December 31, 2036. No Partner shall have any right to demand and receive property (other than cash) of the Partnership in return of his capital contribution except as may be specifically provided in this Agreement or as may be otherwise agreed to by the General Partner with the Consent of the Limited Partners.

   Section 2.4 Capital Account

   A. The Partnership shall establish and maintain for each Partner a Capital Account. Each Partner's Capital Account shall be increased by:

    (a)  the amount of its cash capital contributions to the Partnership;

    (b) the fair market value of property contributed by it to the Partnership (net of liabilities securing such contributed property that the Partnership assumes or takes subject to);

    (c) allocations to it of Partnership income and gain (or items thereof), including income and gain exempt from tax and, in the case of property that is reflected on the books of the Partnership at a book value that differs from its adjusted basis for federal income tax purposes, solely the amount of income and gain recognized by the Partnership for book purposes with respect to such property; and

and shall be decreased by:

    (d)  the amount of money distributed to it by the Partnership,

    (e) the fair market value of property distributed to it by the Partnership (net of liabilities securing such distributed property that such Partner assumes or takes subject to),

    (f)  allocations to it of expenditures of the Partnership described in
   Section 705(a)(2)(B) of the Code, and

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    (g)  allocations of Partnership loss and deduction (or items thereof), including, in the case of property that is reflected on the books of the Partnership at a book value that differs from its adjusted basis for federal income tax purposes, solely the amount of loss and deduction recognised by the Partnership for book purposes with respect to such property.

Each Partner's Capital Account shall be further adjusted as may be necessary in order for the Partners' Capital Accounts to be determined and maintained in accordance with Income Tax Regulations ss.1,704-1(b)(2)(iv), including subparagraph (r) to the extent determined appropriate by the Partners.

   B. In the event of any transfer of an interest in the Partnership, the transferee shall succeed to the Capital Account of the transferor in respect of the interest transferred.

   Section 2.5 Obligation to Return Capital Contribution

   No Partner shall be personally liable for the return of the capital contributions of the Partners, or any portion thereof, it being expressly understood that any such return of contributions shall be made solely from the Partnership assets.

   Section 2.6 No Liability of Limited Partners

   No Limited Partners shall be liable for any debts, liabilities, contracts or obligations of the Partnership. After his capital contribution has been made, no Limited Partner shall be obligated to make any further contributions to the capital of the Partnership except as otherwise required under Section 6.3.B or by the Maryland Revised Uniform Limited Partnership Act.

   Section 2.7 Extraordinary Contributions

   If the Partnership has at any time a liability arising out of a tort or a liability which is not customarily incurred by the Partnership in the ordinary course of the Partnership's business and which cannot be satisfied from Net Cash Flow or net proceeds from a Capital Transaction, such liability shall be solely the liability of the General Partner to the extent the assets of the Partnership are insufficient to pay such liability. In such cases, the General Partner shall make an Extraordinary Contribution to the Partnership, as soon as practicable, in an amount sufficient to satisfy such liability. Notwithstanding the provisions of Article VI. All losses of the Partnership which are funded by Extraordinary Contributions shall be allocated to the General Partner.

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                                  ARTICLE III
                                  -----------

               Rights, Powers, and Duties of the General Partner
               -------------------------------------------------

   Section 3.1 Authorised Acts

   Subject to the provisions of this Agreement, the General Partner for, in the name and on behalf of the Partnership is hereby authorized:

   (i) To acquire by purchase, lease or otherwise any interest in real or personal property or in any other partnership, corporation or other business entity which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

   (ii) To construct, rehabilitate, demolish, rebuild, repair, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any or all of the real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

   (iii) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien any assets of the Partnership.

   (iv) To prepay in whole or in part, refinance, recast, increase, modify or extend any mortgages affecting the assets of the Partnership and in connection therewith to execute any extensions, renewals or modifications of any such mortgages on the assets of the Partnership.

   (v) To employ a management company, including a company owned wholly or partially by any one or more affiliated persons, or who is a General Partner or an affiliate of a General Partner, to manage the assets of the Partnership and to pay reasonable compensation for such services, provided the General Partners (if more than one) shall act unanimously in connection therewith.

   (vi) To execute any note, mortgage and/or loan agreement in order to secure a loan to the Partnership.

   (vii) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to or in connection with, or incidental to the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State of Maryland.

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   Section 3.2 Business Management and Control

   A. The General Partner shall be responsible for the management and operation of the business and affairs of the Partnership. The General Partner shall devote to the day-to-day management and operation of the business and affairs to the Partnership as much of its time as it, in its sole discretion, determines to be reasonably necessary for the efficient operation of the Partnership.

   B. The General Partner shall be fully and entirely reimbursed by the Partnership for any and all reasonable out-of-pocket costs and expenses incurred by the General Partner in connection with the management and supervision of the Partnership business; provided, however, that, with respect to any such reimbursement, the General Partner shall deliver to the Partnership such invoices and receipts as are necessary to substantiate such out-of-pocket costs and expenses.

   C. In furtherance of the provisions of this Section 3.2, the General Partner may contract with any person, firm, or corporation, including, without limitation, persons affiliated with the General Partner, at reasonable and competitive rates of compensation, commission, or remuneration, for the performance of any and all services which may at any time be necessary, proper, convenience, or advisable to carry on the business of the Partnership.

   Section 3.3 Indemnification

   The Partnership shall indemnify and save harmless the General Partner, to the extent of the assets of the Partnership, for any act which it performed in good faith and reasonably believed was within the scope of the authority conferred upon it by this Agreement. In the event that the assets of the Partnership are insufficient for such purpose, no Limited Partner shall be obligated to contribute capital to the Partnership.

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                                   ARTICLE IV
                                   ----------

                  Termination of a General Partner's Interest
                  -------------------------------------------

   Section 4.1 Sale of a General Partner's Interest

   A. The General Partner may not, without the Consent of the Limited Partners and then only upon admission of a substitute General Partner who satisfies the requirements of Section 4.2, withdraw as a General Partner of the Partnership, nor sell any portion of his interest as a General Partner of the Partnership.

   B. In the event that the General Partner withdraws from the Partnership or sells, transfers or assigns his entire interest pursuant to Section 4.1.A, he shall be and shall remain liable for all obligations and liabilities incurred by him as General Partner before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, sale, transfer or assignment shall have become effective.

   C. The General Partner may at any time designate additional persons to be General Partners, whose interest in the Partnership shall be such as agreed upon by the General Partner and such Additional General Partner, provided that the interest of the Limited Partners shall not be affected thereby. Such additional Persons shall become successor or Additional General Partners only upon meeting the conditions provided in Section 4.2.

   D. In the event of any withdrawal by the General Partner or sale of the General Partner's interest in contravention of the Agreement, the Partnership may recover from such General Partner damages for breach of the Agreement, and offset the damages against the amount otherwise distributable to him.

   Section 4.2 Admission of a Successor or Additional General Partner

   A person shall be admitted as a General Partner of the Partnership only if the following terms and conditions are satisfied:

   A. The admission of such persons shall have been consented to by the General Partner and by such number of Limited Partners as are then required under the Maryland Revised Uniform Limited Partnership Act to consent to ratify admission of a General Partner, but in any event, such admission shall have received the Consent of the Limited Partners;

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   B. The successor and additional person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement, by executing such documents or instruments that may be required or appropriate to effect the admission of such person as a General Partner and such documents shall have been filed for recordation and all other actions required in connection with such admission shall have been performed;

   C. If a successor or additional person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

   D. Counsel for the Partnership shall render an opinion that the admission of the successor or additional person is in conformity with the Maryland Revised Uniform Limited Partnership Act and that none of the actions taken in connection with the admission of the successor person will cause the termination or dissolution of the Partnership, or will impair the limited liability of the Limited Partners, or will cause it to be classified other than as a partnership for federal income tax purposes under the rules and regulations of the Internal Revenue Service promulgated at that time.

   Section 4.3 Death or Incapacity of a General Partner

   A. Upon the occurrence of any event described in Section 10-402, Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland involving all General Partners (if there then be more than one) or the sole General Partner (if there then be only one), the Partnership shall be dissolved unless it is continued pursuant to Section 4.3.B hereof. In the event that the Partnership is continued pursuant to Section 4.3.B, the General Partner who has suffered an event described in Section 10-402, Title 10 of the Corporations and Associations Article, or his successor, in interest, shall have his interest converted to that of a Limited Partner.

   B. If an event described in Section 4.3.A occurs, the remaining Partners may elect by unanimous consent to continue the business of the Partnership in accordance with the provisions of this Agreement. If the remaining Partners do not so elect, the Partnership shall be dissolved and liquidated pursuant to
Section 6.3.

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                                   ARTICLE V
                                   ---------

                  Transferability of Limited Partner Interests
                  --------------------------------------------

   Section 5.1 Assignability of Limited Partner Interests

   A. Except as provided in this Article V, no Limited Partner shall have the right to sell, assign, pledge or transfer all or any portion of his interest in the Partnership.

   B. In the event of the death or incapacity of any Limited Partner, his legal representatives shall have the same rights as the Limited Partner to transfer his interest, pursuant to this Article V. The death or incapacity of a Limited Partner shall not dissolve or terminate the Partnership.

   Section 5.2 Restrictions

   A. No Limited Partner shall have the right to sell any portion of his interest in the Partnership without first offering to sell such interest to the General Partner and to any other Limited Partners (the "Right of First Refusal"); provided, however, that a Limited Partner shall have the absolute and unrestricted right to sell or gratuitously transfer any portion of his interest in the Partnership to his spouse, children, grandchildren, sisters, brothers, father, mother, father-in-law or mother-in-law without giving the Partners a right of first refusal. Notwithstanding the first sentence of this Section 5.2.A, a Limited Partner which is a family trust may sell, assign, or transfer his or its interest without restriction, provided that the transferee shall be bound by all the terms and conditions of this Agreement, including any amendment hereto.

   B. Prior to consummating any sale of his interest in the Partnership, a Limited Partner must obtain and submit to the General Partner and any other Limited Partners a bona fide written offer from the person desiring to purchase any or all of his interest. For a period of 30 days from the receipt of the written offer, the General Partner and any other Limited Partners shall have the option to purchase any or all of the interest of the Limited Partner, in proportion to the remaining Partners' Percentage Interests or as they may otherwise decide between them, at the price and upon the payment and other terms set forth in the written offer. The option shall be exercised by giving written notice to the selling Limited Partner within 30 days of the receipt by the General Partner and any other Limited Partners of the written offer to purchase. If the option is not exercised, the selling Limited Partner shall be free to complete the sale according to the terms of the written offer within six months of communicating the written offer to the other Partners. If the sale is not consummated during such period, the selling Limited Partner must again comply with the Right of First Refusal provisions contained herein.

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   C. Notwithstanding Section 5.2.A, an individual Limited Partner may, by written instrument, designate any person (including a corporate trustee) to become the assignee of all of his interest, as a Limited Partner, immediately upon his death. Such an assignee if he shall then be living, shall become a Substitute Limited Partner immediately upon the assignor's death without requirement of any action on the part of the legal representative of the assignor Partner; and such legal representative and the estate of such deceased Partner shall have no interest whatsoever in the Partnership; provided, however, that the estate of the deceased Partner shall remain liable for the liabilities of the deceased Partner to the Partnership. Any such designation must be filed with the General Partner during such Partner's lifetime. Such designation may be revoked from time to time and a new such designation made and filed with the General Partner. The Partnership need not recognize such designated assignee as a Substitute Limited Partner until (i) duly notified in writing of the death of the assignor Partner and (ii) furnished with a legal opinion acceptable to the General Partner to the effect that such designation is valid under the applicable laws of the estate and intestate succession.

   D. The General Partner may require, as a condition of any sale, transfer, exchange, or other disposition of any interest in the Partnership, that the transferor assume all costs incurred by the Partnership in connection therewith.

   E. The Limited Partners' interests in the Partnership have been issued without registration under the Maryland Securities Act and may not be sold or transferred without compliance with the registration provisions of that Act or applicable exemptions therefrom. No Limited Partner shall have the right to demand that the Limited Partners' interests in the Partnership be registered as securities, or to sell or transfer his Limited Partner interest without first obtaining an opinion of counsel that such sale or transfer is exempt from registration under the Maryland Securities Act.

   F. Any sale, exchange, transfer, or other disposition in contravention of the provisions of this Section 5.2 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

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   Section 5.3  Substitute Limited Partners

   A. No Limited Partner shall have the right to substitute an assignee as a Limited Partner in his place. The General Partner shall, however, have the right in its exclusive discretion to consent to the admission of an assignee of the interest of a Limited Partner as a Substitute Limited Partner.

   B. Any Substitute Limited Partner shall, as a condition of receiving any interest in the Partnership, agree to be bound by the provisions of this Agreement and to make any representations contained in this Agreement to the same extent as the Limited Partners.

                                   ARTICLE VI
                                   ----------

                         Profit, Loss and Distributions
                         ------------------------------

   Section 6.1 Profits and Losses

   A. Allocation of Net Income and Loss.  Except as otherwise provided in this
Section 6.1, all not income and net loss (excluding gains and losses from Capital Transactions), for each fiscal year shall be allocated to the Partners in accordance with their Percentage Interests. For purposes of determining the Partnership's net income or net loss for each fiscal year, there shall be taken into account for such fiscal year, in lieu of federal income tax depreciation deductions, Depreciation computed in accordance with Section 6.1.J.

   B. Allocation of Gain on a Capital Transaction.  For purposes of this
Article VI, a "Capital Transaction" means any sale, exchange, condemnation, casualty or other disposition of the Project or a refinancing of any mortgage loan on the Project, the proceeds from which are Net Cash Flow (as defined in Section 6.2). The gain, if any, resulting from a Capital Transaction shall be allocated:

     First, to all Partners having negative balances in their Capital Accounts prior to any distribution under Section 6.3, in proportion to such negative balances, the portion of such gain as is necessary to increase all such balances to zero;

     Second, to each Partner who has received or will receive a distribution out of the proceeds of such Capital Transaction under Section 6.3, the excess of the distribution over the positive balance in such Partner's capital account (after the allocation under First above) in proportion to the respective amounts of such excess: and

     Third, the balance of such gain, to the Partners according to their Percentage Interests.

   C. Allocation of Loss on a Capital Transaction. The loss, if any, resulting from a Capital Transaction, shall be allocated:

     First, to all Partners having positive balances in their capital accounts, in proportion to such positive balances, the portion of the loss as is necessary to reduce all such balances to zero; and

     Second, the balance of such loss, to the Partners according to their Percentage Interests.

   E. Allocation Among Partners or Classes of Partners. Except as otherwise provided herein, all net income, net loss and gains or losses from Capital Transactions allocated to the Partners or a class of Partners shall be shared by the Partners or the members of the class in the ratios of their Percentage Interests, one to the other.

   F. Section 754 Election. All allocations of net income, net loss and gain or loss on a Capital Transaction pursuant to this Section 6.1 shall be made without regard to any elections made by the Partnership under Section 754 of the Code. After such allocations are made, however, appropriate adjustments shall be made in the net income, net loss and gain or loss on a Capital Transaction so allocated to each Partner to give effect to such elections.

   G. Allocation of Gain Attributable to Depreciation Recapture. To the extent that any portion of a gain from a Capital Transaction is treated as ordinary income pursuant to Sections 1245 or 1250 of the internal Revenue Code, such ordinary income shall be allocated among the Partners in accordance with their Percentage Interests.

   H. Determination of Capital Account Balances. For purposes of Sections 6.1.B, and C, Capital Accounts shall, except as otherwise specifically provided therein, be determined as of the last day of the fiscal year in which a Capital Transaction occurs, after giving effect to allocations pursuant to section 6.1.A and distributions during and within 60 days after such fiscal year pursuant to section 6.2.B and D, but before giving effect to the allocation of any gain or loss from such Capital Transaction; provided that in applying Section 6.1.B First, capital accounts shall be determined prior to the distribution of the proceeds of the Capital Transaction resulting in the gain being allocated therein. If more than one Capital Transaction occurs in any fiscal year, the gain or loss therefrom shall be allocated in the order in which such Capital Transactions occur. For purposes of Section 6.1.B, the Capital Account of any Partner shall be determined after adding any amounts required to be contributed by such Partner to discharge Partnership obligations, including amounts required to be contributed by any Limited Partner pursuant to Section 6.3.B.

   I. Allocations to the General Partner. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, if at any time the allocation provisions of Section 6.1 do not result in the allocation to the General Partner(s) of an aggregate of at least 1% of the net income, net loss or gain or loss on a Capital Transaction being allocated, the General Partner(s) shall be allocated 1% thereof.

   J. Definition of Depreciation. For purposes of this Article VI, "Depreciation" shall be, for any fiscal year, an amount which bears the same ratio to the Gross Asset Value of the Project as of the beginning of such fiscal year as the federal income tax depreciation deduction for such year bears to the adjusted tax basis of the Project as of the beginning of such year. For the first fiscal year of the Partnership, the Gross Asset Value of the Project shall be as provided in Section 2.1.B. For each fiscal year thereafter, the Gross Asset Value of the Project shall be as provided in
Section 2.1.B, reduced by Depreciation for all prior fiscal years.

   K. Special Rule for Determining Gain or Loss from a Capital
Transaction. For purposes of this Article VI, gain or loss from a Capital Transaction shall be computed by reference to the Gross Asset Value of the Project (as reduced by Depreciation), notwithstanding that the adjusted tax basis of the Project differs from such Gross Asset Value.

   L. Tax Allocations: Section 704(c). In accordance with Internal Revenue Code
Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to the Project shall, solely for tax purposes, be allocated among the Partners so as to take account of the variation between the adjusted basis of the Project to the Partnership for federal income tax purposes and its initial Gross Asset Value as provided in Section 2.1.B. For example, in determining how to allocate depreciation for tax purposes between Meridian and MNC, such allocations shall be made in order that MNC be allocated, to the extent possible, the amount of depreciation deductions which it would have been allocated if the adjusted tax basis of the Project on the date of its contribution had been equal to the Gross Asset Value of the Project as of that date. Furthermore, upon a Capital Transaction, gain for income tax purposes shall first be allocated to Meridian in the amount of the Section 704(c) Amount (as hereinafter defined) before any taxable gain is allocated to MNC. The "Section 704(c) Amount", as of the date of any Capital Transaction, shall be equal to the excess of (a) the Gross Asset Value of the Project less Depreciation incurred to date, over (b) the adjusted tax basis of the Project.

   Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.1.L are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

   Section 6.2 Distributions Prior to Termination of the Partnership.

   A. Definition of Net Cash Flow. For purposes of this Agreement, the term "Net Cash Flow" for any calendar year or fraction of a calendar year, shall mean the excess, if any, of (1) the sum of (A) the net income of the Partnership for such calendar year or fraction thereof, plus (B) any funds previously set aside as reserves by the General Partner to the extent that it no longer reasonably regards such reserves as necessary in the efficient control of the Partnership business, over (2) the sum of (A) all amounts payable in such calendar year or fraction thereof on account of the amortization (i.e. principal payments) of any debts of the Partnership (including, without limitation loans secured by mortgages on the Project) other than repayments out of the proceeds of any Capital Transaction (as defined in Section 6.1.B), plus (B) the amount of any funds set aside as reserves or used for capital expenditures by the General Partner plus (C) any other cash expenditures which have not been deducted in determining net income of the Partnership.

   B. Net Cash Flow shall be determined separately for each calendar year or portion thereof and shall not be cumulative. Net Cash Flow shall be distributed to the Partners in accordance with their Percentage Interests. Distributions of Net Cash Flow to the Partners shall be made at such reasonable intervals during the fiscal year as shall be determined by the General Partner, but in any event shall be distributed no less often than annually and no later than 90 days after the close of each fiscal year.

   C. Distributions Among a Class. Except as otherwise provided herein, all distributions to a class of Partners shall be shared by the members of the class in the ratio of their Percentage Interests, one to the other.

   D. Distributions of Proceeds of a Capital Transaction. To the extent that cash is available for distribution from the proceeds of a Capital Transaction, such cash shall be distributed as follows:

   First, to the discharge, to the extent required by any lender or creditor (other than a lender or creditor who is also Partner), of debts and obligations of the Partnership;

   Second, to fund reserves for contingent liabilities to the extent deemed necessary by the General Partner;

   Third, to the repayment of any loan made by a Partner to the Partnership;

   Fourth, to the Partners an amount equal to their aggregate capital contributions, less any amounts previously distributed to them pursuant to this clause Fourth;

   Fifth, the balance thereof, to the Partners according to their Percentage Interests.

   E. Notwithstanding the foregoing, in no event shall the General Partner receive under Sections 6.2.B and 6.2.D less than 1% of the aggregate of the amounts distributed to the Limited Partners under Sections 6.2.B and 6.2.D. In the event that the amount distributable to the General Partners does not equal at least 1% of the aggregate amount distributable to the Limited Partners without regard to this provision, then the amounts otherwise distributable to the Limited Partner shall be reduced in proportion to the amount each Limited Partner would have received absent this section 6.2.E, in order to assure the General Partner of its 1% share.

   Section 6.3 Distributions and Payment Upon Termination and Winding Up

   A. Upon termination and winding up of the Partnership, the remaining assets of the Partnership as determined by the remaining or surviving General Partner(s) remaining after payment of all liabilities of the Partnership, and funding all reserves, to the extent deemed necessary by the General Partner, shall be distributed to the Partners in accordance with their respective Capital Account balances determined after all allocations pursuant to Section
6.1 and all prior distributions pursuant to Section 6.2, but before any distributions pursuant to this Section 6.3.

   B. In the event that a Partner's interest in the Partnership is liquidated within the meaning of Treasury Regulation ss.1.704-1(b)(2)(ii)(g) and if, following the liquidation, such Partner has a deficit balance in its Capital Account after giving effect to all Capital Account adjustments through the Partnership's taxable year in which such liquidation occurs (other than adjustments made pursuant to this Section 6.3.B), then such Partner, shall be unconditionally obligated to contribute to the capital of the Partnership, by the end of the Partnership's taxable year during which such liquidation occurs or, if later, within ninety (90) days after the date of liquidation, an amount equal to the deficit balance in his Capital Account, which amount shall be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances and the provisions of
Section 6.3.A of this Agreement.


                                  ARTICLE VII
                                  -----------

               Books and Records, Accounting, Tax Elections, Etc.
               --------------------------------------------------

   Section 7.1 Books, Records, and Reports

   A. The general Partner shall keep or cause to be kept complete and accurate books and records of the Partnership and supporting documentation of transactions with respect to the conduct of the Partnership's business, which shall be maintained in accordance with sound accounting practices and shall be available at the principal office of the Partnership for examination by any Partner, or his duly authorized representatives, at any and all reasonable times during normal business hours at the office of the Partnership. In the event such books of account and other records are requested to be examined by a firm of certified public accountants, the Partner requesting the examination shall pay the expense of the examination.

   Section 7.2 Bank Accounts

   The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine. Withdrawals shall be made only in the regular course of business.

   Section 7.3 Tax Elections

   Subject to the provisions of Section 7.4, all elections required or permitted to be made by the Partnership under the Internal Revenue Code shall be made by the General Partner.

   Section 7.4 Special Basis Adjustments

   In the event of a transfer of all or any part of the interest of any Partner, including a transfer upon the death of a Partner, and a transfer of an interest pursuant to Article V, the Partnership, upon request of the transferor or transferee shall elect, pursuant to Section 754 of the Internal Revenue Code of 1954, as amended (or corresponding provisions of succeeding law), to adjust the basis of the Partnership's property. Notwithstanding anything contained in Article VI of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

   Section 7.5 Fiscal Year and Accounting Method

   The fiscal year and accounting method to be used by the Partnership shall be determined by the General Partner.

                                  ARTICLE VIII
                                  ------------

                               General Provision
                               -----------------

   Section 8.1 Notices

   A. Any and all notices called for under this Agreement shall be deemed adequately given only if in writing and sent by registered or certified mail, postage prepaid, to the party or parties for whom such notices are intended.

   B. All such notices in order to be effective shall be addressed to a Partner's last address of record on the Partnership books. The address of the Partnership shall be its principal office.

   Section 8.2 Word Meanings

   The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

   Section 8.3 Binding Provisions

   A. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors, and assigns of the respective parties hereto.

   B. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the Partnership.

   Section 8.4 Applicable Law

   This Agreement shall be construed and enforced in accordance with the laws of Maryland.

   Section 8.5 Paragraph titles

   Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

   Section 8.6 Amendment Procedure

   This Agreement may be modified or amended only with the consent of all of the Partners, except that the General Partner may admit Limited Partners to the extent permitted by Section 2.1.C without the consent of the Limited Partners.

   Section 8.7 Entire Agreement

   This Agreement sets forth all (and is intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Partnership, the Partnership business, and the Property, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among them other than as set forth herein.

   Section 8.8 Other Business Activities

   Any of the Partners may engage in and possess any interest in other business or real estate ventures of every nature and description, independently or with others, and neither the Partnership nor the Partners shall have any rights in and to said independent ventures or the income or profits derived therefrom.

   Section 8.9 Power of Attorney

   Each of the Limited Partners hereby constitutes and appoints the General Partner, as his true and lawful attorney, and in his name, place and stead, to make, execute, sign, acknowledge and file (a) any Amended Certificate of Limited Partnership, (b) any other certificate or other instrument which may be required to be filed by the Partnership, (c) any and all amendments or modification of any of the foregoing, including, without limitation, amendments of the Limited Partnership Agreement necessary to effect the addition, substitution or withdrawal of one or more Limited Partners pursuant to the Partnership Agreement and (d) all documents which may be required to effect the dissolution and termination of the Partnership and cancellation of its Certificate of Limited Partnership, as amended from time to time.

   WITNESS the execution under seal the 30th day of July, 1986.

ATTEST:                                  GENERAL PARTNER

                                         MERIDIAN NURSING CENTERS, INC.

/s/ [graphic of signature]               By: /s/ [graphic of signature]
--------------------------               ------------------------------
                                         Chairman

ATTEST:                                  LIMITED PARTNER

                                         MERIDIAN, INC.

/s/ [graphic of signature]               By: /s/ [graphic of signature]
--------------------------               ------------------------------
                                         Vice President

                   HAMMONDS LANE MERIDIAN LIMITED PARTNERSHIP

                             FIRST AMENDMENT TO THE
                         LIMITED PARTNERSHIP AGREEMENT
                                AND CERTIFICATE

                                                              12-31-86 at 1:48p


  FIRST AMENDMENT dated as of December 30th, 1986 by and among MERIDIAN NURSING CENTERS, INC., a Maryland corporation ("MNC"), as the General Partner and MERIDIAN, INC., a Maryland corporation ("Meridian"), as the Limited Partner.

                             Preliminary Statement


  Hammonds Lane Meridian Limited Partnership (the "Partnership") was formed pursuant to a Limited Partnership Agreement and Certificate dated and filed July 30, 1986 with the Maryland State Department of Assessments and Taxation (the "Agreement and Certificate").


  The purposes of this First Amendment to the Agreement and Certificate are (i) to amend Section 2.1.A of the Agreement and Certificate as provided herein, and
(ii) to continue the Partnership as it currently exists without any other changes to the Agreement and Certificate.


  NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties hereto and other good and valuable consideration, the parties agree as follows:


  1. The second sentence of Section 2.1.A is hereby amended to read as follows:

      "The Partners agree, subject to the completion of an appraisal, that the value of the Project upon contribution to the Partnership by
      Meridian is $3,291,202 reduced by liabilities secured by the Project and assumed or taken subject to by the Partnership (the "Gross Asset Value of the Project")."


  2. Except as otherwise provided herein, the Agreement and Certificate as filed and recorded with the Maryland State Department of Assessments and Taxation shall remain unchanged and the parties hereto ratify, confirm and agree to be bound by all the terms and provisions of the Agreement and Certificate as amended hereby.

  3. This First Amendment may be executed in counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the original or the same counterpart.


  IN WITNESS WHEREOF, the undersigned have affixed their signatures as of the date first above written.

ATTEST:                         GENERAL PARTNER

                                MERIDIAN NURSING CENTERS, INC.

/s/ [graphic of signature]      By: /s/ [graphic of signature]


ATTEST:                         LIMITED PARTNER

                                MERIDIAN, INC.

/s/ [graphic of signature]      By: /s/ [graphic of signature]

                   HAMMONDS LANE MERIDIAN LIMITED PARTNERSHIP

                            SECOND AMENDMENT TO THE
                         LIMITED PARTNERSHIP AGREEMENT
                                AND CERTIFICATE

                                                                4-21-87 at 1:55


  SECOND AMENDMENT dated as of February 27, 1987 by and among MERIDIAN NURSING CENTERS, INC., a Maryland corporation ("MNC"), as converting General Partner and as a Limited Partner and MERIDIAN, INC., a Maryland corporation ("Meridian"), as the General Partner and as a Limited Partner.

                             Preliminary Statement


  Hammonds Lane Meridian Limited Partnership (the "Partnership") was formed pursuant to a Limited Partnership Agreement and Certificate dated and filed July 30, 1986 with the Maryland State Department of Assessments and Taxation (the "Agreement and Certificate"). A First Amendment to the Agreement and Certificate was dated December 30, 1986 and filed December 31, 1986 with the Maryland State Department of Assessments and Taxation.


  The purposes of this Second Amendment to the Agreement and Certificate are (i) to convert 1% of Meridians's 99% interest as a Limited Partner to that of a General Partner and simultaneously to convert MNC's entire 1% interest as a General Partner to that of a Limited Partner, (ii) to change the resident agent of the Partnership from MNC to Meridian, and (iii) to continue the Partnership as it currently exists without any other changes to the Agreement and Certificate.


  NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties hereto and other good and valuable consideration, the parties agree as follows:


  1. One percent of Meridian's 99% interest as a Limited Partner is hereby converted to a 1% interest as a General Partner and simultaneously herewith MNC's entire 1% interest as a General Partner is hereby converted to that of a Limited Partner. As a result, Meridian shall have a 1% interest as a General Partner and a 98% interest as a Limited Partner and MNC shall have a 1% interest as a Limited Partner.


  2. Section 1.2 of the Agreement and Certificate is hereby amended to provide that the name and address of the resident agent of the Partnership is Meridian, Inc., 21 West Road Towson, Maryland 21204.

  3. Except as otherwise provided herein, the Agreement and Certificate as filed and recorded with the Maryland State Department of Assessments and Taxation shall remain unchanged and the parties hereto ratify, confirm and agree to be bound by all the terms and provisions of the Agreement and Certificate as amended hereby.


  4. This Second Amendment may be executed in counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the original or the same counterpart.

  IN WITNESS WHEREOF, the undersigned have affixed their signatures as of the date first above written.

WITNESS:                        GENERAL PARTNER

                                MERIDIAN, INC.

/s/ [graphic of signature]      /s/ [graphic of signature]
--------------------------      --------------------------

WITNESS:                        CONVERTING GENERAL PARTNER:

                                MERIDIAN NURSING CENTERS, INC.

/s/ [graphic of signature]      /s/ [graphic of signature]
--------------------------      --------------------------

WITNESS:                        LIMITED PARTNER:

                                MERIDIAN, INC.

/s/ [graphic of signature]      By: /s/ [graphic of signature]
--------------------------      ------------------------------

                                MERIDIAN NURSING CENTERS, INC.

/s/ [graphic of signature]      By: /s/ [graphic of signature]
--------------------------      ------------------------------

                   HAMMONDS LANE MERIDIAN LIMITED PARTNERSHIP

                             THIRD AMENDMENT TO THE
                         LIMITED PARTNERSHIP AGREEMENT
                                AND CERTIFICATE

   THIRD AMENDMENT dated as of November 24, 2003 by and among Meridian Health, Inc. ("Meridian"), a Pennsylvania corporation (successor by merger to Meridian, Inc., a Maryland corporation), as the General Partner and a Limited Partner, and Meridian Healthcare, Inc. ("Healthcare"), a Pennsylvania corporation (successor by merger to Meridian Nursing Centers, Inc., a Maryland corporation), as converting Limited Partner.

                             Preliminary Statement

   Hammonds Lane Meridian Limited Partnership (the "Partnership") was formed pursuant to a Limited Partnership Agreement and Certificate dated and filed July 30, 1986 with the Maryland State Department of Assessments and Taxation (the "Agreement and Certificate"). A First Amendment to the Agreement and Certificate was dated December 30, 1986 and filed December 31, 1986 with the Maryland State Department of Assessments and Taxation. A Second Amendment to the Agreement and Certificate was dated February 27, 1987 and filed April 21, 1987 with the Maryland State Department of Assessments and Taxation.

   The purposes of this Third Amendment to the Agreement and Certificate are
(i) to convert Healthcare's entire 1% interest as a Limited Partner to that of a General Partner, (ii) to change the resident agent of the Partnership from Meridian to The Corporation Trust Incorporated, and (iii) to continue the Partnership as it currently exists without any other changes to the Agreement and Certificate.

   NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties hereto and other good and valuable consideration, the parties agree as follows:

   1. Healthcare's entire 1% interest as a Limited Partner is hereby converted to a 1% interest as a General Partner. As a result, Healthcare shall have a 1% interest as a General Partner and Meridian shall retain its 1% interest as a General Partner and a 98% interest as a Limited Partner.

   2. Except as otherwise provided herein, the Agreement and Certificate as filed and recorded with the Maryland State Department of Assessments and Taxation shall remain unchanged and the parties hereto ratify, confirm and agree to be bound by all the terms and provisions of the Agreement and Certificate as amended hereby.

   3. This Third Amendment may be executed in counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the original of the same counterpart.

               [Remainder of this page intentionally left blank]

   IN WITNESS WHEREOF, the undersigned have affixed their signatures as of the date first above written.

WITNESS:                        GENERAL PARTNER

                                MERIDIAN HEALTH, INC.

/s/ [graphic of signature]      By: /s/ Barbara J. Hauswald
--------------------------      ------------------------------

                                Name:  Barbara J. Hauswald

                                Title:  Senior Vice President and Treasurer

WITNESS:                        GENERAL PARTNER

                                MERIDIAN HEALTHCARE, INC.

/s/ [graphic of signature]      By: /s/ Barbara J. Hauswald
--------------------------      ------------------------------

                                Name:  Barbara J. Hauswald

                                Title:  Senior Vice President and Treasurer

WITNESS:                        CONVERTING LIMITED PARTNER

                                MERIDIAN HEALTHCARE, INC.

/s/ [graphic of signature]      By: /s/ Barbara J. Hauswald
--------------------------      ------------------------------

                                Name:  Barbara J. Hauswald

                                Title:  Senior Vice President and Treasurer

WITNESS:                        LIMITED PARTNER

                                MERIDIAN HEALTH, INC.


/s/ [graphic of signature]      By: /s/ Barbara J. Hauswald
--------------------------      ------------------------------

                                Name:  Barbara J. Hauswald

                                Title:  Senior Vice President and Treasurer

                                      -3-